EXHIBIT 99.2

GBT Presents Data on New Sickle Cell Disease Pipeline Therapies with Best-in-Class Potential – Inclacumab and GBT021601

Two Inclacumab Pivotal Phase 3 Clinical Trials Expected to Begin in First Half of 2021

GBT021601 – Potent Next-Generation Hemoglobin S Polymerization Inhibitor Shown to be Highly Effective in SCD Animal Models

SOUTH SAN FRANCISCO, Calif., Dec. 06, 2020 (GLOBE NEWSWIRE) -- Global Blood Therapeutics, Inc. (GBT) (NASDAQ: GBT) today announced new preclinical data on its sickle cell disease (SCD) pipeline therapies – inclacumab, a novel P-selectin inhibitor in development to reduce the frequency of vaso-occlusive crises (VOCs) in patients with SCD, and GBT021601, a next-generation hemoglobin S (HbS) polymerization inhibitor. These data are being presented at the all-virtual 62nd American Society of Hematology (ASH) Annual Meeting and Exposition.

“In pursuit of our mission to transform the treatment of and care for people living with sickle cell disease, our research and development pipeline is targeting multiple pathologies, including vascular occlusion and hemoglobin polymerization,” said Ted W. Love, M.D., president and chief executive officer of GBT. “We’re very excited about the best-in-class potential of both inclacumab and GBT021601. In 2021, we plan to initiate two pivotal Phase 3 clinical trials evaluating inclacumab for its ability to reduce the frequency of VOCs and hospital readmissions caused by VOCs. In addition, this is the first time we are presenting data on GBT021601. These preclinical data are very promising, and we look forward to studying the safety and efficacy of this potentially innovative therapy in SCD patients once we enter the clinic as planned in the near future.”

Inclacumab: In Vitro Analysis and Phase 3 Clinical Study Program
In vitro study results (Abstract #1707) demonstrated that inclacumab has the potential to be a best-in-class P-selectin inhibitor for reducing the frequency of VOCs in patients with SCD. When characterized alongside crizanlizumab, an FDA-approved P-selectin inhibitor for treatment of VOCs, inclacumab:

  Binds P-selectin at the natural ligand binding site and has an affinity similar to crizanlizumab,
  Demonstrated rapid binding kinetics to P-selectin and remained bound for longer, and
  Inhibited platelet-leukocyte aggregation to a greater extent than crizanlizumab.

Additionally, prior clinical experience with inclacumab in more than 700 non-SCD participants demonstrated the potential for a substantially longer duration of exposure and near complete inhibition of platelet-leukocyte aggregation over a 12-week period. Taken together, we believe these characteristics will translate into quarterly dosing, improved patient adherence, and the potential to expand use to a broader patient population.

In 2021, GBT plans to initiate two global, randomized, placebo-controlled pivotal Phase 3 trials evaluating safety and efficacy of inclacumab. These trials are designed to enhance understanding of how P-selectin inhibitors could provide clinical benefit for patients with SCD and reduce overall healthcare utilization. One study is designed to reduce the frequency of VOCs over one year in patients with SCD when treated with inclacumab (30 mg/kg) or placebo every 12 weeks. The second study will evaluate inclacumab based on a primary endpoint of 90-day hospital readmission rates following a VOC hospitalization. Participants in that trial will receive either a single dose of inclacumab (30 mg/kg) or placebo, peri-discharge following a VOC hospitalization. Approximately 50 percent of U.S. SCD patients with least two annual VOC events are re-admitted within 90 days following a VOC hospitalization.1 Initiation of both trials is expected in the first half of 2021.

GBT021601: Preclinical Analysis of Next Generation HbS Polymerization Inhibitor
Preclinical data (Abstract #1704) on GBT021601, a molecule discovered and designed by scientists at GBT, demonstrated its potential as a potent next-generation HbS polymerization inhibitor. GBT021601 has the same mechanism of action as Oxbryta® (voxelotor) tablets, but with the potential for greater efficacy by achieving higher hemoglobin (Hb) occupancy at significantly lower doses. The study showed that GBT021601 normalized Hb levels in Townes sickle cell mice. In addition, in this study GBT021601 was highly effective in:

  Reducing hemolysis,
  Prolonging red blood cell (RBC) lifespan,
  Improving RBC health, and
  Potentially improving organ function.

Following treatment with GBT021601, levels of erythropoietin (EPO), a hormone that plays a key role in the production of RBCs, did not change – indicating that the observed increase in Hb levels was safe and was not due to hypoxic response.

A Phase 1 clinical study on the safety and tolerability of GBT021601 in SCD patients is expected to begin by mid-2021.

GBT presentations from the ASH Annual Meeting will be available on the GBT website.

GBT Analyst & Investor Day Webcast Details
GBT is hosting a virtual Analyst & Investor Day event tomorrow, Monday, December 7, at 4 p.m. PT to review data on Oxbryta in patients with SCD and preclinical studies on inclacumab and GBT021601 presented at the 62nd ASH Annual Meeting and Exposition. The event will provide additional background on the Phase 3 study program for inclacumab. The webcast can be accessed directly at www.gbtinvestorday.virtualeventsite.com. Participants are requested to register in advance. A replay will be available for three months following the event on GBT’s investor webpage at www.gbt.com.

About Sickle Cell Disease
Sickle cell disease (SCD) affects an estimated 100,000 people in the United States,2 an estimated 52,000 people in Europe,3 and millions of people throughout the world, particularly among those whose ancestors are from sub-Saharan Africa.2 It also affects people of Hispanic, South Asian, Southern European and Middle Eastern ancestry.2 SCD is a lifelong inherited rare blood disorder that impacts hemoglobin, a protein carried by red blood cells that delivers oxygen to tissues and organs throughout the body.4 Due to a genetic mutation, individuals with SCD form abnormal hemoglobin known as sickle hemoglobin. Through a process called hemoglobin polymerization, red blood cells become sickled – deoxygenated, crescent-shaped, and rigid.4-6 The sickling process causes hemolytic anemia (low hemoglobin due to red blood cell destruction) and blockages in capillaries and small blood vessels, which impede the flow of blood and oxygen throughout the body. The diminished oxygen delivery to tissues and organs can lead to life-threatening complications, including stroke and irreversible organ damage.5-8

About Oxbryta® (voxelotor) Tablets
Oxbryta (voxelotor) is an oral, once-daily therapy for patients with sickle cell disease (SCD). Oxbryta works by increasing hemoglobin’s affinity for oxygen. Since oxygenated sickle hemoglobin does not polymerize, GBT believes Oxbryta blocks polymerization and the resultant sickling and destruction of red blood cells, which are primary pathologies faced by every single person living with SCD. Through addressing hemolytic anemia and improving oxygen delivery throughout the body, GBT believes that Oxbryta has the potential to modify the course of SCD. On Nov. 25, 2019, Oxbryta received U.S. Food and Drug Administration (FDA) accelerated approval for the treatment of SCD in adults and children 12 years of age and older.9

As a condition of accelerated approval, GBT will continue to study Oxbryta in the HOPE-KIDS 2 Study, a post-approval confirmatory study using transcranial Doppler (TCD) flow velocity to assess the ability of the therapy to decrease stroke risk in children 2 to 15 years of age.

In recognition of the critical need for new SCD treatments, the FDA granted Oxbryta Breakthrough Therapy, Fast Track, Orphan Drug and Rare Pediatric Disease designations for the treatment of patients with SCD. Additionally, Oxbryta has been granted Priority Medicines (PRIME) designation from the European Medicines Agency (EMA), and the European Commission (EC) has designated Oxbryta as an orphan medicinal product for the treatment of patients with SCD.

GBT plans to seek regulatory approvals to expand the potential use of Oxbryta in the United States for the treatment of SCD in children as young as 4 years old, and to treat hemolytic anemia in SCD patients ages 12 years and older in Europe.

Important Safety Information
Oxbryta should not be taken if the patient has had an allergic reaction to voxelotor or any of the ingredients in Oxbryta. See the end of the patient leaflet for a list of the ingredients in Oxbryta.

Oxbryta can cause serious side effects, including serious allergic reactions. Patients should tell their health care provider or get emergency medical help right away if they get rash, hives, shortness of breath or swelling of the face.

Patients receiving exchange transfusions should talk to their health care provider about possible difficulties with the interpretation of certain blood tests when taking Oxbryta.

The most common side effects of Oxbryta include headache, diarrhea, stomach (abdominal) pain, nausea, tiredness, rash and fever. These are not all the possible side effects of Oxbryta.

Before taking Oxbryta, patients should tell their health care provider about all medical conditions, including if they have liver problems; if they are pregnant or plan to become pregnant as it is not known if Oxbryta can harm an unborn baby; or if they are breastfeeding or plan to breastfeed as it is not known if Oxbryta can pass into breastmilk or if it can harm a baby. Patients should not breastfeed during treatment with Oxbryta and for at least two weeks after the last dose.

Patients should tell their health care provider about all the medicines they take, including prescription and over-the-counter medicines, vitamins and herbal supplements. Some medicines may affect how Oxbryta works. Oxbryta may also affect how other medicines work.

Patients are advised to call their doctor for medical advice about side effects. Side effects can be reported to the FDA at 1-800-FDA-1088. Side effects can also be reported to Global Blood Therapeutics at 1-833-428-4968 (1-833-GBT-4YOU).

Full Prescribing Information for Oxbryta is available at Oxbryta.com.

About Global Blood Therapeutics
Global Blood Therapeutics (GBT) is a biopharmaceutical company dedicated to the discovery, development and delivery of life-changing treatments that provide hope to underserved patient communities. Founded in 2011, GBT is delivering on its goal to transform the treatment and care of sickle cell disease (SCD), a lifelong, devastating inherited blood disorder. The company has introduced Oxbryta® (voxelotor), the first FDA-approved treatment that directly inhibits sickle hemoglobin polymerization, the root cause of red blood cell sickling in SCD. GBT is also advancing its pipeline program in SCD with inclacumab, a P-selectin inhibitor in development to address pain crises associated with the disease, and GBT021601, the company’s next generation hemoglobin S polymerization inhibitor. In addition, GBT’s drug discovery teams are working on new targets to develop the next wave of treatments for SCD. To learn more, please visit https://gbt.com and follow the company on Twitter @GBT_news.

Forward-Looking Statements
Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements containing the words “will,” “anticipates,” “plans,” “believes,” “forecast,” “estimates,” “expects,” and “intends,” or similar expressions. These forward-looking statements are based on GBT’s current expectations and actual results could differ materially. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. GBT intends these forward-looking statements, including statements regarding GBT’s priorities, dedication, focus, goals, mission and vision; safety, efficacy and mechanism of action of Oxbryta and other product characteristics; commercialization, delivery, availability, use, and commercial and medical potential of Oxbryta; inferences drawn from study results and related analyses, including with respect to the potential of inclacumab and GBT021601; ongoing and planned studies of Oxbryta and drug candidates and related protocols, activities, timing and other expectations; potential expansion of the approved use of Oxbryta for more patients in the U.S., and potential regulatory approval for Oxbryta to treat patients in Europe; altering the treatment, course and care of SCD and mitigating related complications; potential of GBT’s pipeline, including inclacumab and GBT021601; and advancing GBT’s pipeline, working on new targets and discovering, developing and delivering treatments, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and GBT makes this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect GBT’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the company and on assumptions the company has made. GBT can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved, and, furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond GBT’s control including, without limitation, risks and uncertainties relating to the COVID-19 pandemic, including the extent and duration of the impact on GBT’s business, including commercialization activities, regulatory efforts, research and development, corporate development activities and operating results, which will depend on future developments that are highly uncertain and cannot be accurately predicted, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the U.S. and in other countries, and the effectiveness of actions taken globally to contain and treat the disease; the risks that GBT is continuing to establish its commercialization capabilities and may not be able to successfully commercialize Oxbryta; risks associated with GBT’s dependence on third parties for development, manufacture and commercialization activities related to Oxbryta; government and third-party payor actions, including those relating to reimbursement and pricing; risks and uncertainties relating to competitive products and other changes that may limit demand for Oxbryta; the risks regulatory authorities may require additional studies or data to support continued commercialization of Oxbryta; the risks that drug-related adverse events may be observed during commercialization or clinical development; data and results may not meet regulatory requirements or otherwise be sufficient for further development, regulatory review or approval; compliance with obligations under the Pharmakon loan; and the timing and progress of GBT’s and Syros’ research and development activities under their collaboration; along with those risks set forth in GBT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in GBT’s most recent Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission, as well as discussions of potential risks, uncertainties and other important factors in GBT’s subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, GBT assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

References

  GBT Analysis of Symphony Health Solutions Deidentified Patient Claims Data from Aug’16 – Jul’19
  Centers for Disease Control and Prevention website. Sickle Cell Disease (SCD). https://www.cdc.gov/ncbddd/sicklecell/data.html. Accessed June 3, 2019.
  European Medicines Agency. https://www.ema.europa.eu/en/medicines/human/orphan-designations/eu3182125. Accessed June 12, 2020.
  National Heart, Lung, and Blood Institute website. Sickle Cell Disease. https://www.nhlbi.nih.gov/health-topics/sickle-cell-disease. Accessed August 5, 2019.
  Rees DC, et al. Lancet. 2010;376(9757):2018-2031.
  Kato GJ, et al. Nat Rev Dis Primers. 2018;4:18010.
  Kato GJ, et al. J Clin Invest. 2017;127(3):750-760.
  Caboot JB, et al. Paediatr Respir Rev. 2014;15(1):17-23.
  Oxbryta (voxelotor) tablets prescribing information. South San Francisco, Calif. Global Blood Therapeutics, Inc.; November 2019.

Contact:
Steven Immergut (media)
GBT
650.410.3258
simmergut@gbt.com

Courtney Roberts (investors)
GBT
650.351.7881
croberts@gbt.com